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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CALIBER LEARNING NETWORK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

YOUR VOTE IS IMPORTANT. Please execute and return the enclosed proxy card promptly, whether or not you plan to attend the Caliber Learning Network, Inc. Annual Meeting.

CALIBER LEARNING NETWORK, INC.

[GRAPHIC GOES HERE]

CALIBER LEARNING NETWORK, INC.

509 South Exeter Street, Suite 400
Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 14, 2000

To the Stockholders of Caliber Learning Network, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders of Caliber Learning Network, Inc. ("Caliber" or the "Company") will be held at the Hyatt Regency Baltimore, On the Inner Harbor, 300 Light Street, Baltimore, Maryland 21202, on June 14, 2000 at 2:00 p.m. for the following purposes:

  I.
  To elect five directors of the Company.

  II.
  To approve and ratify the amendment and restatement of the 1998 Stock Incentive Plan, which provides for an increase in the number of shares available under the plan, provides overall plan limits for incentive stock option awards and provides individual limits on awards.

  III.
  To approve and ratify the amendment of the Employee Stock Purchase Plan, which provides for an increase in the number of shares available for purchase under the plan.

  IV.
  To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

  V.
  To transact such other business as may properly come before the meeting.

    Accompanying this notice is a Proxy Card and Proxy Statement and a copy of Caliber's Annual Report for the year ended December 31, 1999. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. May 5, 2000 was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on May 5, 2000 will be entitled to vote at the Annual Meeting.

    You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your Proxy Card.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Douglas L. Becker
                      Secretary

Baltimore, Maryland
May 25, 2000

CALIBER LEARNING NETWORK, INC.

509 South Exeter Street, Suit e400
Baltimore, Maryland 21202
(410) 843-1000
PROXY STATEMENT

INTRODUCTION

    This Proxy Statement and the accompanying proxy are furnished to stockholders of Caliber Learning Network, Inc. ("Caliber" or the "Company") in connection with the solicitation of proxies by Caliber's Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting is: (1) to elect five directors of the Company; (2) to approve and ratify the amendment and restatement of the 1998 Stock Incentive Plan; (3) to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and (4) to transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about May 25, 2000.

    The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on May 5, 2000 (the "Record Date"). On the Record Date, there were outstanding and entitled to vote 12,454,870 shares of Common Stock, par value $.01 per share ("Caliber Common Stock" or "Common Stock").

    The presence, in person or by proxy, of the holders of a majority of the shares of Caliber Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of directors, each share of Caliber Common Stock may be voted for as many individuals as there are directors to be elected. Votes may only be cast "FOR" the election of a director. Cumulative voting is not permitted. Those individuals receiving the two highest number of votes "for" election to the Board of Directors shall be considered duly elected. For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Caliber Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of directors) being submitted to the stockholders for their consideration. An automated system administered by Caliber's transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal; however, broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

    This solicitation is being made primarily by mail, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. No compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting By Proxy

    The Board of Directors has selected R. Christopher Hoehn-Saric and Douglas L. Becker, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he has previously given a proxy.

    With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve and ratify the amendment to the 1998 Stock Incentive Plan and the appointment of Ernst & Young LLP as

Caliber's independent auditors for the fiscal year ending December 31, 2000, stockholders may (i) vote "for", (ii) vote "against" or (iii) abstain from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted "FOR" the election of all directors, amendment and restatement of the 1998 Stock Incentive Plan, and the appointment of Ernst & Young LLP as Caliber's independent auditors. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

    Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the Annual Meeting.

I.  ELECTION OF CALIBER DIRECTORS

    Caliber's Board of Directors is composed of nine directors separated into three equal classes, with each class serving a three-year term. During 1999, the Board of Directors approved an increase in the number of directorships from six to nine. As a result, a single vacancy was created in each of Class II, Class III and Class I. To fill the vacancy in Class II, the directors appointed Robert L. Burr as a Class II director on October 27, 1999. To fill the vacancy in Class I, the directors appointed Chris L. Nguyen as a Class I director on April 14, 2000. To fill the vacancy in Class III, the directors appointed Ed Mullen as a Class III director on April 14, 2000. Messers. Burr, Nguyen and Mullen were elected to serve until the annual meeting. Two directors serve in Class II and are subject to re-election for a three-year term beginning at the 2000 Annual Meeting. Two directors serve in Class III and are subject to re-election for a three-year term beginning at the 2001 Annual Meeting. Two directors serve in Class I and are subject to re-election for a three-year term beginning at the 2002 Annual Meeting.

    Three Class II directors are to be elected at the Annual Meeting to serve until the 2003 Annual Meeting or until their successors are duly elected and qualified. The Board of Directors has nominated Mr. Burr, Mr. Hoehn-Saric and Mr. Hill to serve as Class II directors for the term indicated. All nominees are currently members of the Board. One Class III director is to be elected at the Annual Meeting to serve until the 2002 Annual Meeting or until his successor is duly elected and qualified. The Board of Directors has nominated Mr. Nguyen to serve as a Class III director. One Class I director is to be elected at the Annual Meeting to serve until the 2001 Annual Meeting or until his successor is duly elected and qualified. The Board of Directors has nominated Mr. Mullen to serve as a Class I director.

    The individuals receiving the five highest number of votes "for" election to the Board of Directors shall be considered duly elected.

The Board of Directors unanimously recommends that stockholders vote FOR its nominees for directors.

Information Concerning Nominees

    The following table presents information concerning persons nominated by the Board of Directors for election at the Annual Meeting as Class I, II, and III directors of the Company. Data with respect to the number of shares of Caliber Common Stock beneficially owned by each of the nominees, directly or indirectly, as of the record date, appear on page 12 of this Proxy Statement.

Name and Age	Director Since	Nominated for Term Expiring	Principal occupation, directorships with public companies and other information
R. Christopher Hoehn-Saric (37)	November 1996	2003 Annual Meeting	Mr. Hoehn-Saric has served as Caliber's Chairman of the Board of Directors since November 1996. From November 1996 until February 1998, Mr. Hoehn-Saric also served as Caliber's Co-Chief Executive Officer. Mr. Hoehn-Saric has served as Chairman of the Board of Directors of Sylvan Learning Systems, Inc. ("Sylvan") since April 1993 and as Sylvan's Co-Chief Executive Officer since December 1995. From 1988 to 1993, he served as Sylvan's President. He also is a principal in Sterling Capital, Ltd., an investment partnership.
John P. Hill (65)	November 1996	2003 Annual Meeting	Mr. Hill has served as a director of Caliber since November 1996. Mr. Hill has been self-employed as a financial consultant since 1975. Prior to 1975, Mr. Hill held various staff and supervisory positions with public accounting firms, the Board of Governors of the Federal Reserve System, and the Securities and Exchange Commission.
Edward E. Mullen (46)	April 2000	2001 Annual Meeting	Mr. Mullen has been a director of Caliber since April 2000. Most recently Mr. Mullen was president of MSGi an integrated internet and marketing services industry leader. During his tenure, he created and served as CEO of Wired Empire. Prior to MSGi, Mr. Mullen served as president and CEO of CMG Direct Corporation and before that was the founding President of the Interactive Media Council, MIMC.
Robert L. Burr (50)	October 1999	2003 Annual Meeting	Mr. Burr has served as a director of Caliber since October 1999. Since 1995 he has been director of investment management for Robert Fleming, Inc. From 1992 to 1995 he was a Senior Vice President of investment banking for Kidder Peabody & Co.
Chris L. Nguyen (39)	April 2000	2002 Annual Meeting	Mr. Nguyen has served as a director of Caliber since April 1999 and as the President and Chief Executive Officer of Caliber since May 1998. Prior to 1998, Mr. Nguyen held various senior management roles with Sylvan Learning Systems, Inc.

Information Concerning Continuing Directors

Name and Age	Director Since	Term Expires	Principal occupation, directorships with Public companies and other information
Janeen M. Armstrong (36)	November 1996	2002 Annual Meeting	Ms. Armstrong has served as a director of Caliber since November 1996. She has been self-employed as a certified public accountant and consultant since 1993. Ms. Armstrong is the daughter of John P. Hill, also a director of Caliber.
Ernest Anastasio (59)	August 1998	2002 Annual Meeting	Mr. Anastasio has served as a director of Caliber since August 1998. He is currently Senior Officer for International Development at Educational Testing Service ("ETS"). He originally joined ETS in 1966 as an associate research scientist and thereafter held a variety of positions until becoming Vice President for Research Management in 1982, a position he held until 1985. From 1985 to 1987, Mr. Anastasio was the president and chief executive officer of Educom, a nonprofit consortium of universities and corporations formed to share information technology and resources. He rejoined ETS in 1987 as Vice President for Information Systems and Technology.
Douglas L. Becker (34)	February 1996	2001 Annual Meeting	Mr. Becker has served as Caliber's Vice Chairman of the Board of Directors and Secretary since February 1998. From November 1996 until February 1998, Mr. Becker served as President, Co-Chief Executive Officer and a director of Caliber. Mr. Becker has served as President of Sylvan since April 1993 and as its Co-Chief Executive Officer since December 1995. Mr. Becker served as Chief Executive Officer of Sylvan's Learning Center Division from February 1991 until April 1993. Mr. Becker was a co-founder of Health Management Corporation and Sterling Capital, Ltd., of which he is a principal.
Susan Mayer (50)	November 1996	2001 Annual Meeting	Ms. Mayer has served as a director of Caliber since November 1996. Ms. Mayer became President of MCI WorldCom Venture Fund in November, 1998. Before that time, Ms. Mayer served as Senior Vice President, Ventures and Alliances, of MCI Communications Corporation, and President and Chief Operating Officer of Sky MCI. Ms. Mayer joined MCI in July 1993. Ms. Mayer is also a director of Rythms Net Connections, Inc.

Information Regarding the Caliber Board, Committees and Remuneration

    During 1999, there were five meetings of the Board of Directors of Caliber. Except for Robert L. Burr, who was elected in October 1999, and Douglas L. Becker, who did not attend two meetings, each director attended all of the meetings of the Board held during 1999. Mr. Burr attended the meeting of the Board following his election.

    The Caliber Board has an Audit Committee and a Compensation Committee. The purpose of the Audit Committee is to meet with Caliber's independent accountants to review whether satisfactory accounting procedures are being followed by Caliber and whether its internal accounting controls are adequate to monitor non-audit services performed by the independent accountants and review fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. The members of the Audit Committee are Douglas L. Becker, Susan Mayer, John P. Hill, and Ernest Anastasio.

    The Compensation Committee establishes the compensation for executive officers of Caliber and generally reviews benefits and compensation for all officers and employees. It also administers Caliber's stock option plans and may also administer the Employee Stock Purchase Plan proposed herein. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement. The members of the Compensation Committee are Douglas L. Becker, John P. Hill, and Ernest Anastasio.

    Directors currently do not receive any compensation for their service on the Board of Directors, but are reimbursed for their expenses of attending meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company.

    We believe that all our directors and executive officers and other stockholders who may own 10% or more of Sylvan Common Stock have complied with the requirements of the Securities and Exchange Commission to report ownership and transactions which change ownership.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    The Compensation Committee consists of Messrs. Hill, Anastasio and Becker. Mr. Becker is the Chief Executive Officer and a Director of Sylvan Learning Systems, Inc. None of such Directors was a party to any transaction with the Company which requires disclosure under Item 402(j) of Regulation S-K.

Compensation of Executive Officers and Directors

    Compensation of Executive Officers.  The following table shows for the years ended December 31, 1999, 1998 and 1997, compensation paid by Caliber, including salaries, bonuses, stock options, and certain compensation, to its Chief Executive Officer and each of its four other most highly compensated executive officers at December 31, 1999 (collectively, the "Named Executive Officers"):

Long-term Compensation Awards Shares of Common Stock Underlying Options (#)
Annual Compensation
					Other Annual Compensation(1)		All Other Compensation(2)
Name and Position	Year	Salary	Bonus
Chris L. Nguyen President, Chief Executive Officer	1999 1998 1997	$180,000 180,000 140,833	$	— — 16,625	$6,600 6,600 6,600	500 — 306,846		$1,568 — —
Rick P. Frier Vice President Chief Financial Officer*	1999 1998 1997	$165,000 130,625 —		$112,500 — —	$6,600 5,500 —	500 49,157 —	$	— — —
David R. Dobkin Senior Vice President Corporate Services	1999 1998 1997	$180,000 180,000 124,846	$	— 53,300 41,500	$6,600 6,600 4,675	500 — 49,157	$	— — 58,935
G. Bryan Polivka Senior Vice President, Programming and Production	1999 1998 1997	$140,000 140,000 140,000		$16,333 15,313 13,745	$6,600 6,600 6,600	500 — 49,157		$1,566 — 47,206
R. Brady Locher, Jr. Vice President, Marketing Services	1999 1998 1997	$165,000 165,000 74,462		$8,560 41,250 25,000	$6,600 6,600 3,025	500 — 49,157	$	— — 56,909

*
Mr. Frier resigned effective April 28, 2000.

(1)
Amounts consist of car allowances.

(2)
Amounts consist of reimbursed relocation expenses.

    Option Grants in Last Fiscal Year.  The following table sets forth certain information relating to options granted to the Named Executive Officers to purchase shares of Caliber Common Stock during 1999.

	Individual Grants Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year			Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
			Exercise or Base Price Per Share
				Expiration Date
Name					5%	10%
Chris L. Nguyen	500	0.4%	$5.44	6/28/09	$1,710	$4,335
Rick P. Frier	500	0.4%	$5.44	6/28/09	1,710	4,335
David R. Dobkin	500	0.4%	$5.44	6/28/09	1,710	4,335
G. Bryan Polivka	500	0.4%	$5.44	6/28/09	1,710	4,335
R. Brady Locher, Jr.	500	0.4%	$5.44	6/28/09	1,710	4,335

(1)
The assumed annual rate of appreciation of 5% and 10% would result in the price of Caliber's Common Stock increasing to $8.86 and $14.11, respectively from the exercise price. The 5% and 10% assumed annual rates of price appreciation used to calculate potential gains to optionees are mandated by the rules of the SEC. The potential realizable value does not represent the Company's prediction of its stock price performance.

    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options, and the value of the unexercised options at the end of 1999 for the Named Executive Officers. None of the Named Executive Officers exercised any options to purchase Common Stock during 1999.

Name	Shares Acquired Upon Exercise	Value Realized	Securities Underlying Unexercised Options at Year-End (1)		Value of Unexercised in-the-Money Options at Year-End (2)
Chris L. Nguyen	—	$—	122,740 184,606	(E) (U)	$ $	227,683 341,517	(E) (U)
Rick P. Frier	—	—	9,831 39,826	(E) (U)	$ $	— —	(E) (U)
David R. Dobkin	—	—	19,663 29,994	(E) (U)	$ $	36,475 54,711	(E) (U)
G. Bryan Polivka	—	—	19,663 29,994	(E) (U)	$ $	36,475 54,711	(E) (U)
R. Brady Locher, Jr.	—	—	19,663 29,994	(E) (U)	$ $	36,475 54,711	(E) (U)

(1)
(E) = Exercisable; (U) = Unexercisable.

(2)
Value equals the price of a share of Common Stock on December 31, 1999, less the exercise price.

Employment Contracts.

    No employee and director of the company has an employment contract.

Director's Compensation

    All directors are reimbursed for their expenses and all serve without compensation.

Compensation Committee Report

    Introduction.  The function of the Compensation Committee is to recommend to the Board of Directors policies regarding the Company's compensation of, and to recommend specific compensation for, the Company's executive officers. The Compensation Committee's responsibilities also include administering the Company's stock option plans, employee stock purchase plans, and making decisions regarding option grants to officers and other key employees. The Compensation Committee also periodically reviews the Company's employee benefit plans that are intended to qualify under Section 401 of the Internal Revenue Code to determine whether any changes to those plans may be appropriate. During 1998, these functions were performed by the Board of Directors. Beginning in 1999, the Compensation Committee meets at least once a year to review management performance and compensation and to recommend to the Board bonuses and option grants for current personnel. The Compensation Committee also meets on an as-needed basis to recommend compensation for newly created or expanded executive positions.

    Compensation Philosophy and Approach.  The Company offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Compensation currently includes a competitive combination of salaries and benefits. The Company also believes that it is important to provide the Company's executive officers with significant stock-based incentive compensation, which increases in value in direct correlation with increases in the market price of the Company's Common Stock, thereby aligning employee financial interests with long-term stockholder value.

    Base Salaries.  Salaries for the Company's executive officers are based on the executive's contribution to Company performance, level of responsibility, experience and breadth of knowledge, and contribution to the Company's overall performance. The Compensation Committee may also utilize salary surveys for reference purposes, but its salary determinations are not targeted to a specific level of comparable compensation.

    Annual Incentive Cash Bonus.  In addition to base salaries, executive officers of the Company are eligible to receive annual cash bonuses in the discretion of the Board of Directors. Cash bonuses are determined on the basis of (a) the overall financial performance of the Company and (b) annual personal performance objectives for each officer, established by the Compensation Committee at the beginning of the year.

    Long-term Incentive Stock Options.  Options are granted to executive officers and other key employees whom the Board of Directors determines to be essential to its future growth and profitability. Based upon performance criteria similar to those applicable to the cash bonus payment, the Board determines the employees to whom options will be granted, the number of shares covered by each grant, and the exercise price and vesting period for each grant. The Board typically grants stock options with relatively long vesting periods, creating strong incentives for recipients of stock option grants to remain in the employ of the Company. Grants are made on a case-by-case basis in the discretion of the Board. In June of 1999, the Compensation Committee recommended and the Board approved the granting of 500 options to all employees of the Company, in addition to option grants approved by the Compensation Committee in the normal course of business.

    Compensation of Chief Executive Officer.  The Company determined Mr. Nguyen's 1999 annual salary applying the above factors and criteria in light of Mr. Nguyen's expected contribution to the Company's continuing development. During 1999, Mr. Nguyen received no cash bonus, stock option grants, or other compensation based on the Company's performance except the award given to all Company optionholders.

    The Compensation Committee will evaluate the Company's compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain and motivate key personnel. To meet these objectives, the Company may from time to time engage an independent management consulting firm to review salaries, stock options or the provision of other short-term and long-term incentive compensation to executive officers, including Mr. Nguyen.

                      John P. Hill
                      Ernest Anastasio
                      Douglas L. Becker

Stock Performance Graph

    The following graph compares the cumulative total stockholder return on Caliber Common Stock during the period beginning May 5, 1998 (the date of Caliber's initial public offering) and ending December 31, 1999, with the cumulative total return on the Russell 3000 Index, and a Caliber constructed peer group index. The issuers included in this peer group index are CBT Group PLC (CBTSY), Computer Learning Centers, Inc. (CLCX), EduTrek International, Inc. (EDUT), Learning Tree International, Inc. (LTRE) and UOL Publishing, Inc. (UOLP). The comparison assumes $100 was invested on May 5, 1998, in Caliber Common Stock and in each of the foregoing indices. It also assumes reinvestment of dividends.

    Caliber does not make, nor does it endorse, any predictions as to future stock performance.

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
AMONG CALIBER LEARNING NETWORK, INC., THE RUSSELL 2000 INDEX
AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS

	5/5/98	6/98	9/98	12/98	3/99	6/99	9/99	12/99
CALIBER LEARNING NETWORK, INC.	100.00	88.81	35.02	24.55	23.10	27.44	11.91	16.61
PEER GROUP	100.00	105.27	41.11	39.36	33.27	42.57	59.00	82.31
RUSSELL 3000	100.00	101.17	89.84	109.10	110.84	123.76	111.82	117.55

$100 INVESTED ON 5/5/98 IN STOCK OR INDEX.
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Caliber Management

    Executive Officers and Directors.  The executive officers and directors of Caliber are as follows:

Directors

Name	Age	Position
R. Christopher Hoehn-Saric	37	Chairman of the Board of Directors
Douglas L. Becker (1)(2)	34	Vice Chairman of the Board of Directors, Secretary, Director
Janeen M. Armstrong	36	Director
John P. Hill (1)(2)	65	Director
Ernest Anastasio (1)(2)	59	Director, Chairman of the Audit Committee
Susan Mayer (1)	50	Director
Robert L. Burr	50	Director
Edward E. Mullen	46	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

Executive Officers

Name	Age	Position
Chris L. Nguyen	39	President, Chief Executive Officer
Rick P. Frier	38	Vice President, Chief Financial Officer
David R. Dobkin	47	Senior Vice President, Corporate Services
Kevin M. Thibodeau	37	Vice President, Academic Services
R. Brady Locher, Jr.	45	Vice President, Marketing Services

Key Employees

Name	Age	Position
G. Bryan Polivka	42	Senior Vice President, Programming and Production
Richard F. Peterson	45	Vice President, Operations

    Information relating to Caliber's executive officers and key employees is set forth below. See "Information Concerning Nominees" and "Information Concerning Remaining Directors," above, for information relating to Messrs. Hoehn-Saric and Becker and the other Caliber directors.

    Chris L. Nguyen.  Mr. Nguyen has served as Caliber's President and Chief Executive Officer since February 1998. From November 1996 until February 1998, Mr. Nguyen served as Caliber's Chief Operating Officer. From 1993 to November 1996, Mr. Nguyen was Vice President of Operations of Sylvan Prometric, the computer-based testing division of Sylvan. He joined Sylvan's predecessor in 1987.

    Rick P. Frier.  Mr. Frier has served as Vice President and Chief Financial Officer of Caliber since March 1998. From 1991 through 1997, he served as Vice President-Finance and Treasurer of Treasure Chest Advertising Company, Inc., a company that provides advertising and marketing services to the retail industry. From 1988 to 1991, Mr. Frier was a corporate banking officer at Wells Fargo Bank.

    David R. Dobkin.  Mr. Dobkin has served as Caliber's Senior Vice President, Corporate Services since April 1997. Mr. Dobkin was a principal with the Connected Enterprise Solutions group of Ernst & Young LLP from 1996 to 1997. From 1995 to 1996, Mr. Dobkin served as Vice President, Sales and Marketing for The Times Mirror Company, and from 1979 to 1995, he held various management level sales and marketing positions with R. R. Donnelley & Sons.

    Kevin M. Thibodeau.  Mr. Thibodeau has served as Caliber's Vice President, Academic Services since July 1998. Mr. Thibodeau was Vice President of Waverly North America, now Wolters Kluwer company, from August 1986 to July 1998, and prior thereto he held various positions in sales, marketing and product development in the professional publishing industry.

    R. Brady Locher, Jr.  Mr. Locher has served as Caliber's Vice President, Marketing Services since July 1997. Mr. Locher served as Vice President of the Marketing Services Group of Automatic Data Processing, Inc. from 1992 until July 1997, and prior thereto he held various positions in consumer products marketing and advertising.

    G. Bryan Polivka.  Mr. Polivka has served as Caliber's Senior Vice President, Programming and Production since November 1996. Mr. Polivka served as Vice President, Programming of Westcott Communications Inc. from 1991 through September 1996. Prior to joining Westcott, Mr. Polivka was a producer with the National Broadcasting Corporation and ProServ Television.

    Richard F. Peterson.  Mr. Peterson has served as Caliber's Vice President, Operations since July 1997. Mr. Peterson served as Vice President of Operations and Administration of Service Merchandise Co., Inc. from 1982 to July 1997.

    Ms. Armstrong is Mr. Hill's daughter. Other than Mr. Hill and Ms. Armstrong, there are no family relationships among any of the executive officers or directors of Caliber. Executive officers of Caliber are elected by the Board of Director on an annual basis and serve at the discretion of the Caliber Board.

Stock Ownership of Certain Beneficial Owners, Directors and Management

    The following table sets forth information regarding the beneficial ownership of Caliber Common Stock as of March 30, 2000, by (i) each person who owns beneficially more than 5% of Caliber Common Stock, (ii) each of the director nominees and directors of Caliber, (iii) each of the Named Executive Officers, and (iv) all directors and Named Executive Officers as a group. Unless otherwise indicated, the named person exercises sole voting and investment power over the shares that are shown as beneficially owned by them.

	Beneficially Owned
Name (1)	Number	Percent
R. Christopher Hoehn-Saric (2) (3)	895,576	7.2
Douglas L. Becker (4) (3)	970,576	7.8
Chris L. Nguyen (5) (6)	393,908	*
Janeen M. Armstrong	—	—
John P. Hill	10,000	*
Susan Mayer (7)	—	—
Ernest Anastasio	—	—
Robert L. Burr (8)	346,325	*
Edward E. Mullen	—	—
Rick P. Frier (9)	37,392	*
David R. Dobkin (10)	95,250	*
G. Bryan Polivka (10)	68,820	*
R. Brady Locher, Jr. (10)	93,429	*
Sylvan Learning Systems, Inc. (11)	1,227,393	9.9
MCI Communications Corp. (12) (13)	1,856,086	14.9
T. Rowe Price & Associates (14)	560,000	*
Steven M. Taslitz (15)	1,439,462	11.6
Bruce L. Goldman (16)	1,110,974	8.9
Fleming US Discovery Fund III, L.P. (17)	2,272,727	18.2
All directors and Executive Officers as a group (13 persons)	2,911,276	23.4

    * Represents beneficial ownership of not more than one percent of the outstanding Caliber Common Stock.

(1)
The address of each stockholder listed in the table is c/o Caliber Learning Network, Inc., 509 South Exeter Street, Baltimore, Maryland 21202, except as otherwise noted.

(2)
Includes 429,588 shares held as Trustee of the Irrevocable Grantor Retained Annuity Trust of R. Christopher Hoehn-Saric U/A 11/20/96.

(3)
Excludes the 1,227,393 shares of Common Stock and 5,167,328 shares of 6% Non-Voting Convertible Preferred Stock owned by Sylvan.

(4)
Includes 429,588 shares held as Trustee of the Irrevocable Grantor Retained Annuity Trust of Douglas L. Becker U/A 11/20/96.

(5)
Includes 49,094 shares held in two irrevocable educational trusts for the benefit of Mr. Nguyen's children.

(6)
Includes 122,740 underlying exercisable options and excludes 184,606 unexercisable options.

(7)
Excludes the 1,856,086 shares of Common Stock beneficially owned by MCI.

(8)
Includes 346,325 shares of Common Stock owned by Robert Fleming Nominees Limited.

(9)
Includes 9,831 underlying exercisable options and excludes 38,826 unexercisable options.

(10)
Includes 19,663 underlying exercisable options and excludes 29,994 unexercisable options.

(11)
Excludes 5,167,328 shares of 6% Non-Voting Convertible Preferred Stock of the Company convertible into Common Stock on a share-for-share basis beginning in May 2000.

(12)
The address of this stockholder is 1801 Pennsylvania Avenue, NW, Washington, DC 2006.

(13)
Includes 1,193,573 shares of Common Stock exercisable upon conversion of an outstanding warrant at an aggregate exercise price of $2.78 million.

(14)
Derived from a Schedule 13G filed by this stockholder on February 14, 2000. The address of this stockholder is 100 East Pratt Street, Baltimore, Maryland 21202.

(15)
Derived from a Schedule 13G filed by this stockholder on January 27, 2000. 429,588 shares only with sole voting power. The address of this stockholder is 650 Dundee Road, Suite 370, Northbrook, IL 60062.

(16)
Derived from a Schedule 13G filed by this stockholder on January 27, 2000. 251,800 shares only with sole voting power. The address of this stockholder is 650 Dundee Road, Suite 370, Northbrook, IL 60062.

(17)
Derived from a Schedule 13D filed by this stockholder on October 26, 1999. 314,036 shares only with sole voting power. The address of this stockholder is 320 Park Avenue, New York, NY 10022.

Certain Relationships and Related Transactions

    Relationships with Sylvan.  Douglas L. Becker and R. Christopher Hoehn-Saric, directors, are Co-Chief Executive Officers of Sylvan and concurrently serve as directors of Sylvan and Caliber. Sylvan owns 1,227,393 shares of Caliber Common Stock and 5,167,328 shares of 6% Non-Voting Convertible Preferred stock that is convertible into Common Stock on a share-for-share basis beginning in May 2000.

    Under an Intercompany Management and Facility Use Agreement between Sylvan and Caliber, Sylvan provides Caliber with the use of certain facilities for Caliber's corporate offices in Baltimore, Maryland, and certain administrative support and executive management services, including financial management, tax and accounting services, legal services, management information services, and human resources support. During 1999, Caliber paid Sylvan a $2.0 million annual fee for these facilities and services. This agreement was renewed for one year upon its expiration in December, 1999.

    Under a Testing Center Management and CBT Services Agreement between Caliber and Sylvan, Caliber has assumed management and responsibility for all obligations and operations of certain Sylvan Testing Centers ("STCs") and to deliver computer-based testing services on behalf of Sylvan at those STCs through December 31, 2000. These facilities may be converted into classrooms capable of receiving Caliber programs. The Company receives a fixed amount per month to manage these STCs and an additional fee per test delivered above a specified number of tests. During 1999, Caliber received approximately $4 million in management and testing fees under this agreement. Caliber terminated this agreement in February 2000. Separately, the Company is entitled under this agreement to 50% of earnings to Sylvan from Sylvan's digital fingerprint joint venture with Identix Corporation.

    Relationships with MCI.  Susan Mayer, director, is President of MCI WorldCom Venture Fund, an affiliate of MCI WorldCom, Inc., the successor by merger to MCI Communications Corporation ("MCI"). MCI owns 662,513 shares of Caliber Common Stock and holds a warrant to purchase 1,193,573 additional shares of Common Stock at an aggregate exercise price of $3.78 million.

    At its inception, Caliber decided to seek a strategic partner to whom it could outsource the design, supply and support of the infrastructure of the Caliber network. Accordingly, in July 1997, Caliber entered into a four-year Enterprise Management Agreement with MCI Systemhouse, a systems integrator affiliated with MCI. Under this agreement, MCI Systemhouse agreed to design the network's infrastructure and supply and support at competitive rates the infrastructure's components (other than the satellite system), including the Caliber Data Center, and Caliber agreed to purchase all of these components through MCI Systemhouse. Support services include individual component maintenance, network fault and performance monitoring and help desk services. In February 1999, MCI Systemhouse was sold to EDS, and the contract terminated in October, 1999. During 1999, Caliber paid approximately $900,000 in network support fees to MCI Systemhouse under this agreement prior to its termination.

    In connection with the Enterprise Management Agreement, MCI committed to provide, directly or through a subsidiary, an aggregate of $20 million in (i) five year capital leases for computer hardware and software, video equipment, satellite equipment and other telecommunications equipment as well as furniture required for the business of Caliber (collectively, the "Required Equipment") or the procurement, installation and deployment, maintenance, financing, technology upgrades and appropriate support service for the Required Equipment, including, but not limited to, help desk services (collectively, the "Required Services"); (ii) guarantees by MCI of Caliber's obligations under other leases for Required

Equipment or Required Services; or (iii) a combination thereof (the "MCI Lease and Guaranty Commitment"). As of December 31, 1999, the total value of outstanding capital leases and guaranties under the MCI Lease and Guaranty Commitment was approximately $18.1 million.

    Under the MCI Lease and Guarantee Commitment, MCI Systemhouse has a first security interest in all furniture and equipment provided by it under the Enterprise Management Agreement and a first security interest in any furniture and equipment provided in any subsequent MCI Systemhouse lease. Caliber is required to notify MCI Systemhouse of the terms of other companies' bids to provide Required Equipment or Required Services leases and to give MCI Systemhouse the opportunity to furnish Caliber with the last bid for such leases; however, Caliber is not required to accept MCI Systemhouse's bid if, in Caliber's good faith judgment, a competitive bid is more advantageous to Caliber. Upon certain events of default, MCI and MCI Systemhouse have the right to terminate the MCI Lease and Guarantee Commitment, the Enterprise Management Agreement and any other MCI Systemhouse leases.

    Relationship with LeapIT.com.  Caliber entered into a standard services agreement to provide Internet production and hosting services to LeapIT.com, a corporation in which Messrs. Becker and Hoehn-Saric own 16%. As of December 31, 1999, and unpaid at the date of this filing, Caliber had an outstanding account receivable of $2.0 million from LeapIT for services provided by Caliber at standard rates. This balance is expected to be paid on or before June 30, 2000.

II.  PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE STOCK INCENTIVE PLAN

    On April 14, 2000, our board of directors approved an amendment and restatement of our Stock Incentive Plan contingent upon approval of the stockholders at the annual meeting. The plan, as amended and restated, increases the number of shares of common stock available for issuance under the plan. Prior to the amendment, the plan provided that an aggregate of 1,043,290 shares (split adjusted) would be available for awards under the plan. The Board added an additional 300,000 shares for non-qualified option grants to bring the total shares available for awards under the plan to 1,343,290. As amended and restated, the plan provides that beginning April 14, 2000, and for each calendar year thereafter, the number of shares with respect to which awards may be granted during the calendar year (or, for this year, during the period from April 14th until year end) may not exceed three percent of the total shares of common stock outstanding on the first day of the year. No more than 1,000,000 shares, however, may be issued during the term of the plan with respect to awards intended to qualify as incentive stock options under section 422 of the Internal Revenue Code. We will reserve at the beginning of each year a sufficient number of shares to cover all grants under the Plan.

    In amending and restating the plan, we also added a limit on the number of awards that anyone may receive under the plan in any given year. That is, the amended and restated plan provides that awards covering no more than 250,000 shares may be granted to any individual in a calendar year, with one exception. In order to enable us to recruit effectively, awards covering up to 500,000 shares may be granted to an individual in his or her first year of employment with us.

    Lastly, in amending and restating the plan, we extended its term to April 14, 2010, the tenth anniversary of the date we approved the amendment and restatement. The amendments described above are the only changes we made to the plan as previously approved by the stockholders.

    The following is a fair and complete summary of the plan as amended and restated. This summary is qualified in its entirety by reference to the full text of the plan, which appears as Exhibit A to this document.

General

    Purpose:  The purpose of the plan as proposed is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success by enabling us to attract, retain and reward the best available people.

    Shares Available under the Plan:  The limits on shares available under the plan and awards which may be granted to any individual during a calendar year, as described above, will be adjusted to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will thereafter be available for further awards under the plan. As of May 5, 2000, the fair market value of a share of common stock, determined by the last reported sale price per share of common stock on such date as quoted on the Nasdaq-National Market, was $4.00.

    Administration:  Our Compensation Committee is currently the administrator of the plan. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

    In the event of changes in our common stock by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the administrator will make appropriate adjustments to the number, kind and price of shares covered by outstanding awards, and may without the consent of holders of awards, make any other adjustments in outstanding awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash or in shares of common stock or any other of our securities or of any other entity, or in any other matters which relate to awards as the administrator may determine to be necessary or appropriate.

    Without the consent of holders of awards, the administrator, in its sole discretion, may make any modifications to any awards, including but not limited to cancellation, forfeiture, surrender or other termination of the awards, in whole or in part regardless of the vested status of the award, to facilitate any business combination the board of directors authorizes to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

    Without the consent of holders of awards, whenever the administrator determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles.

    Participation:  Participation in the plan will be open to all of our or any of our affiliates' employees, officers, directors and consultants, as selected by the administrator from time to time. As of May 5, 2000, all nine directors and approximately 203 employees, officers and consultants are eligible to participate in the plan.

Type of Awards

    The plan allows for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, convertible debentures and performance awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

    Stock Options:  The plan allows the administrator to grant either awards of incentive stock options, as that term is defined in section 422 of the Internal Revenue Code, or nonqualified stock options; provided, however, that only our employees or employees of our subsidiaries may receive incentive stock option awards. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. No options have been granted under the plan with an exercise price less than fair market value on the grant date. The option holder may pay the exercise price in cash, by tendering shares of common stock, by a combination of cash and shares, or by any other means the administrator approves.

    Stock Appreciation Rights:  The plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the amount by which the fair market value of the underlying shares appreciates from the grant date until the exercise date.

    Stock Awards and Convertible Debentures:  The plan allows the administrator to grant restricted or unrestricted stock awards, or debentures convertible into common stock, to eligible participants with or without payment of consideration by the grantee. Stock awards and convertible debenture awards may be paid in cash, in shares of common stock, or in a combination of both.

    Phantom Stock:  The plan also allows the administrator to grant awards denominated in stock-equivalent units to eligible participants with or without payment of consideration by the grantee. Phantom stock awards may be paid in cash, in shares of common stock, or in a combination of both.

    Performance Awards:  The plan allows the administrator to grant performance awards which become payable in cash, in shares of common stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our operating income, or that of our affiliates, or one or more other business criteria the administrator may select that applies to an individual or group of individuals, a business unit, or us or our affiliate as a whole, over such performance period as the administrator may designate.

Awards Under the Plan

    Because participation and the types of awards available for grant under the plan are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the amended and restated plan is approved are not currently determinable.

Amendment and Termination

    Our board of directors may terminate, amend or modify the plan or any portion thereof at any time.

Federal Income Tax Consequences

    The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

    Incentive Stock Options:  Incentive stock options under the plan are intended to meet the requirements of section 422 of the Internal Revenue Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

    If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

    Nonqualified Stock Options:  No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    Disallowance of Deductions:  The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders. If our stockholders approve the plan as proposed, this exception may apply to awards granted under the plan to our named executive officers depending upon the terms of the awards.

Required Vote

    Approval of the Amended and Restated Stock Incentive Plan will require the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote FOR the approval and ratification of the Amended and Restated Stock Incentive Plan.

III.  PROPOSAL TO APPROVE AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

    We currently maintain the Caliber Learning Network, Inc. Employee Stock Purchase Plan, which was initially adopted by our board of directors on March 8, 1999, and approved by the stockholders at the 1999 annual meeting. The purchase plan is an employee benefit plan that offers eligible employees the opportunity to purchase shares of our common stock through regular payroll deductions. The purchase plan is intended to encourage all of our employees to acquire an equity interest in the Company in order to share in our future growth and success, and to align employee financial interests with long-term stockholder value. We initially reserved 200,000 shares of our common stock for issuance under the purchase plan. We anticipate that all of these shares will have been acquired under the purchase plan by eligible employees by year end. Consequently, the board of directors proposes that the stockholders approve an amendment to the purchase plan to make available for purchase under the plan an additional 200,000 shares of our common stock. The increase in the number of shares available for purchase under the plan is the only revision being made to the purchase plan as initially approved by the stockholders. The following is a fair and complete summary of the purchase plan as proposed to be amended; it is qualified in its entirety by reference to the full text of the plan, which appears as Exhibit B to this document.

    General Administration; Amendment And Termination.  The purchase plan operates pursuant to procedures and guidelines set forth in the plan document. Our compensation committee is currently the administrator of the purchase plan. Our board of directors may terminate the purchase plan or amend it in any respect at any time, except that (a) no amendment may cause the purchase plan to fail to comply with Section 423 of the Internal Revenue Code unless expressly provided by our board of directors; and (b) if stockholder approval of any amendment is required by Section 423 of the Internal Revenue Code, the amendment will become effective only upon obtaining such approval.

    Eligibility.  All employees of the Company are eligible to participate in the purchase plan except employees who beneficially own 5% or more of the total combined voting power of all classes of stock of the Company. The compensation committee, in its capacity as administrator of the purchase plan, has further restricted eligibility to full-time employees and part-time employees regularly scheduled to work more than 20 hours per week, provided that all such employees must be employed for at least six months before the first day of an offering period before they will be eligible to participate in the purchase plan. These eligibility requirements are subject to change from time to time in the discretion of the compensation committee. Based on current employee data, we estimate that approximately 203 employees are eligible to participate in the purchase plan as of May 5, 2000.

    Available Shares.  The purchase plan, as amended, authorizes the issuance of up to 400,000 shares of our common stock, subject to adjustment for stock dividends, stock splits, reclassifications and other changes affecting our common stock.

    Stock Purchases Under The Purchase Plan; Payroll Deduction.  Prior to an offering period, each eligible employee may elect to purchase shares of common stock under the purchase plan by completing a payroll deduction authorization form. Beginning on the offering period commencement date, deductions are made from the pay of each participating employee in the amount specified on the employee's payroll deduction form, up to a maximum of 15% of the employee's compensation. Deductions are allocated to the participating employee's account. Interest is not accrued or paid on employee payroll deduction accounts. During an offering period, a participating employee may discontinue payroll deductions and may withdraw all, but not less than all, of the accumulated balance of the employee's payroll deduction account. Other than discontinuance, an employee may not change his or her payroll deduction during an offering period.

    Purchase Of Shares; Limitations.  On the last day of each offering period, the aggregate amount allocated to each participating employee's payroll deduction account is used to purchase shares of common stock from us. In the discretion of our board of directors, these shares may be authorized but unissued shares of common stock or shares purchased on the open market. The purchase price is determined by the compensation committee from time to time but may never be less than 85% of the closing price of a share of our common stock on the first or last day of an offering period, whichever closing price is lower. No employee may purchase under the purchase plan in any one calendar year shares of our common stock having an aggregate fair market value in excess of $25,000.

    Offering Periods.  The purchase plan authorizes the compensation committee to specify offering periods under the purchase plan, not to exceed a maximum duration of 27 months. The compensation committee has designated two six-month offering periods running from June 1(st) to November 30(th) and from December 1(st) to May 31(st), respectively. These offering periods are subject to change from time to time in the discretion of the compensation committee.

    Termination Of Employment.  If an employee terminates employment for any reason, retires, or dies during an offering period, no payroll deduction will be taken from any pay due and owing to the employee, no stock will be purchased for the employee, and the balance in the employee's payroll deduction account will be paid to the employee, or, in the event of the employee's death, to the employee's properly designated beneficiary. In the absence of a designated beneficiary, the employee's payroll deduction account will be paid to the executor or administrator of the employee's estate, or to such other person(s) as we may designate in accordance with the terms of the purchase plan.

    Purchase Plan Benefits.  Because the number of shares of common stock that may be purchased by any participant in the purchase plan is based on the fair market value of such shares on future dates and on the participant's decision to purchase shares, the benefits or amounts that will be received by purchase plan participants are not currently determinable. As of May 5, 2000, the fair market value of a share of our common stock, determined by the last reported sale price per share of common stock on such date as quoted on the Nasdaq-National Market, was $4.00.

    Tax Aspects.  The purchase plan is intended to qualify as an "employee stock purchase plan" under the provisions of Internal Revenue Code section 423. As such, neither the grant of options to purchase shares under each offering period nor the actual purchase of shares at the close of the offering period will result in taxable income to the employee or a deduction to us.

    If the employee disposes of shares acquired under the purchase plan (including by way of gift) within two years after the commencement date of the offering period under which the shares are purchased or within one year after the shares are purchased, there will be a "disqualifying disposition" of the shares under the Internal Revenue Code. Upon a disqualifying disposition, the employee must recognize ordinary income equal to the excess of the fair market value of the shares on their purchase date over the purchase price paid to acquire the shares. This excess will be taxed as ordinary income in the year of the disqualifying disposition even if no gain is realized on the disposition or a gift of the shares is made. Any gain realized on a disqualifying disposition in excess of the fair market value of the shares on the purchase date generally will be treated as long-term or short-term capital gain, depending on the holding period for such shares. If the shares are sold for less than their fair market value measured as of the purchase date, the same amount of ordinary income is attributed to the employee and a capital loss is recognized equal to the difference between the purchase price and the fair market value of the shares on the purchase date. We will have a corresponding tax deduction at the time of the disqualifying disposition equal to the amount of ordinary income recognized by the employee.

    If an employee disposes of shares acquired under the purchase plan other than in a disqualifying disposition (that is, the disposition occurs after the holding periods described above have been satisfied), the employee recognizes (1) ordinary income equal to the difference between the employee's purchase price and the fair market value of the shares on the commencement date of the offering period under which the shares were purchased, or, if less, the difference between the amount realized by the employee in the disposition and the purchase price of the shares, and (2) a long-term capital gain for any additional gain realized by the employee in the disposition. If the employee sells the shares and the sale price is less than the purchase price, then there is no ordinary income recognized and the employee recognizes a capital loss for the difference between the sale price and the purchase price. We will not have a corresponding tax deduction for the ordinary income recognized by the employee if there is not a disqualifying disposition.

Required Vote

    Approval of the amended purchase plan will require the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

The Board Of Directors Unanimously Recommends That Stockholders Vote FOR The Approval And Ratification Of The Amendment To The Employee Stock Purchase Plan.

IV.  AUDITOR CONFIRMATION

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to examine and audit the financial statements of Caliber for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as independent auditors of Caliber since the inception of the Company in 1996. A partner of the firm will be present at the Annual Meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if he desires to do so.

    During 1999, Ernst & Young LLP performed various professional services for Caliber. They included completion of the examination of 1998 financial statements for Caliber, other review work of required filings with the SEC, preliminary work on the examination of fiscal year 1999 financial statements, preparation of corporate tax returns and other consultation with Caliber personnel on accounting and related matters.

    The affirmative vote of a majority of the shares of Caliber Common Stock present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of Ernst & Young LLP as Caliber's independent auditors.

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP as Caliber's Independent Auditors.

V.  OTHER MATTERS

    The Board of Directors knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters in accordance with their judgment as to the best interests of Caliber.

STOCKHOLDER PROPOSALS

    The Company has received no stockholder proposals for presentation at the 2000 Annual Meeting. Any stockholder proposals intended to be presented at Caliber's 2001 Annual Meeting must have been received by Caliber's Secretary for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting not later than December 31, 2000. Any proposal received by the Company after such date will be considered untimely and may be excluded from the Proxy Statement and form of proxy for the 2001 Annual Meeting.

MISCELLANEOUS

    A copy of Caliber's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by writing Investor Relations, Caliber Learning Network, Inc., 509 South Exeter Street, Suite 400, Baltimore, Maryland 21202 or by telephoning (410) 843-1000.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Douglas L. Becker
                      Secretary

Baltimore, Maryland
May 25, 2000

Exhibit A

CALIBER LEARNING NETWORK, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.  Establishment, Purpose and Types of Awards

    Caliber Learning Network, Inc. maintains the Caliber Learning Network, Inc. 1998 Stock Incentive Plan which is hereby amended and restated and shall be hereafter known as the Caliber Learning Network, Inc. Amended and Restated Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of Caliber Learning Network, Inc. (the "Corporation") by (i) providing its employees, directors and other service providers with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

    The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, convertible debentures or any combination of the foregoing. The Plan is not intended to affect any stock options or other equity-based compensation or benefits granted by the Corporation that are outstanding on the date of adoption of this Plan.

2.  Definitions

    Under this Plan, except where the context otherwise indicates, the following definitions apply:

    (a)  "Affiliate"  shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

    (b)  "Award"  shall mean any stock option, stock appreciation right, stock award, phantom stock award, convertible debenture, or performance award.

    (c)  "Board"  shall mean the Board of Directors of the Corporation.

    (d)  "Code"  shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    (e)  "Common Stock"  shall mean shares of Class A Common Stock of the Corporation, par value of one cent ($0.01) per share.

    (f)  "Exchange Act"  shall mean the Securities Exchange Act of 1934, as amended.

    (g)  "Fair Market Value"  of a share of the Corporation's Common Stock for any purpose on a particular date shall be determined in a manner such as the Administrator shall in good faith determine to be appropriate; provided that in the event the Common Stock shall become registered under Section 12 of the Exchange Act, then thereafter the Fair Market Value of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, on the last date preceding such date on which a sale was reported, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

    (h)  "Grant Agreement"  shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

    (i)  "Parent"  shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

    (j)  "Subsidiary" and "subsidiaries"  shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3.  Administration

    (a)  Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

    (b)  Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. It is contemplated that Awards granted pursuant to the Plan may be recommended, from time to time, by the management of the Corporation to the Administrator, and that the Administrator will determine whether to accept the recommendations of the management of the Corporation.

    The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

    The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

    (c)  Non-Uniform Determinations.  The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

    (d)  Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

    (e)  Indemnification.  To the maximum extent permitted by law and by the Corporation's charter and by-laws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

    (f)  Effect of Administrator's Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.  Shares Available for the Plan; Maximum Awards

    Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan prior to April 14, 2000 shall not exceed an aggregate of 850,000 shares of Common Stock, and commencing April 14, 2000 and in each calendar year thereafter during any part of which the Plan is in effect, the number of shares of Common Stock with respect to which Awards may be granted during the calendar year, or the portion of the calendar year commencing April 14, 2000 and ending December 31, 2000, as applicable, shall not exceed three percent (3%) of the total shares of Common Stock outstanding on the first day of such year; provided, however, that the number of shares of Common Stock with respect to which incentive stock options intended to qualify under Code section 422 may be granted during the term of the Plan shall be 1,000,000 shares.

    The Corporation shall reserve as of the beginning of each calendar year a sufficient number of shares of Common Stock to satisfy outstanding Awards under the Plan plus a number of additional shares equal to the difference of (a) minus (b), where (a) is three percent (3%) of the total shares of Common Stock outstanding on the first day of such year and (b) is the number of shares previously reserved under the Plan for which Awards have not been granted.

    If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

    Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to 250,000 shares; provided, however, that such maximum number shall be 500,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Corporation or an Affiliate. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.  Participation

    Participation in the Plan shall be open to all employees, officers, and directors of, and non-employee consultants providing bona fide services to or for, the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6.  Awards

    The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

    (a)  Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

    (b)  Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

    (c)  Stock Awards and Convertible Debentures.  The Administrator may from time to time grant restricted or unrestricted stock Awards or debentures convertible into Common Stock to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

    (d)  Phantom Stock.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

    (e)  Performance Awards.  The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

7.  Miscellaneous

    (a)  Withholding of Taxes.  Grantees and holders of Awards shall pay to the Corporation, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

    (b)  Loans.  The Corporation may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

    (c)  Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

    (d)  Adjustments; Business Combinations.  In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

    Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

    The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    (e)  Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

    (f)  Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time.

    (g)  Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time.

    (h)  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

    (i)  Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

    (j)  Effective Date; Termination Date.  The Plan, as initially adopted, became effective February 17, 1998, and is amended and restated as set forth herein effective April 14, 2000, subject to approval of the stockholders within twelve months after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding April 14, 2010. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

EXHIBIT B

CALIBER LEARNING NETWORK, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN

Effective June 1, 1999
Amended May 23, 2000

    The purpose of this Plan is to provide eligible employees of Caliber Learning Network, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase, through payroll deductions, shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be so applied and interpreted.

    1.  Shares Subject to the Plan.  Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan is 400,000 shares. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

    2.  Administration.  The Plan will be administered by the Board or by a committee appointed by the Board (the "Administrator"). The Administrator has authority to interpret the Plan, to make, amend and rescind rules and regulations for the administration of the Plan, and to make all other determinations necessary or desirable in administering the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

    3.  Eligibility.  All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in section 424(f) of the Code), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a "Designated Subsidiary"), are eligible to participate in any Offering (as defined below) to purchase Common Stock under the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with section 423 of the Code. The Administrator at any time, if it deems it advisable to do so, may terminate the participation of the employees of a particular Designated Subsidiary.

    4.  Participation.  An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Administrator and submitting that form to the appropriate payroll location for such employee in accordance with such rules as may be established by the Administrator from time to time. The form will authorize a regular payroll deduction from the Compensation (as defined below) received by the participating employee during the Offering Period (as defined below) and will authorize the purchase of shares of Common Stock for the participating employee's account in accordance with the terms of the Plan.

    Enrollment will become effective upon the first day of the first Offering Period that commences after the Company's receipt of the form. Unless an employee files a new form or withdraws from the Plan, the participating employee's deductions and purchases will continue at the same percentage rate of Compensation for future Offering Periods under the Plan as long as the Plan remains in effect and the employee remains eligible to participate.

    The term "Compensation" means the participant's base salary and commissions received during an Offering Period, determined without regard to salary reduction contributions under arrangements pursuant to section 401(k) or section 125 of the Code.

    5.  Payroll Deductions; Withdrawals From Accounts.

    (a) The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering Period under this Plan, an eligible employee may authorize a payroll deduction to be made on each payday during the Offering Period in any whole number percentage, up to a maximum of 15%, of such employee's Compensation on each such payday. Payroll deductions with respect to an Offering Period shall commence on the first payroll paid within the Offering Period and shall end on the last payroll paid on or prior to the last Trading Day (as defined below) of such Offering Period, unless sooner terminated by the employee as provided herein.

    (b) An employee may discontinue his or her payroll deduction once during an Offering Period by filing a new payroll deduction authorization form in accordance with such rules as may be established by the Administrator from time to time. Other than discontinuance, an employee may not change his or her payroll deduction during an Offering Period. If an employee elects to discontinue payroll deductions during an Offering Period, but does not elect to withdraw funds pursuant to subsection 5(d) below, funds deducted prior to the election to discontinue payroll deductions will be applied to the purchase of Common Stock pursuant to Section 9. If the employee discontinues payroll deduction during an Offering Period, the employee will thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Offering Period.

    (c) An employee may increase or decrease his or her payroll deduction, to take effect on the first day of the next Offering Period, by delivering to the appropriate payroll location a new form regarding election to participate in the Plan under Section 4 above prior to such date and in accordance with such rules as may be established by the Administrator from time to time.

    (d) Unless determined otherwise by the Administrator, an employee may on any one occasion during an Offering Period and for any reason withdraw all, but not less than all, of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the day immediately preceding the last Trading Day of the Offering Period, or such earlier date designated by the Administrator in its discretion, by delivering a written notice of withdrawal to the appropriate payroll location for such employee in accordance with such rules as may be established by the Administrator from time to time. If the employee withdraws his or her accumulated balance, the employee will thereby withdraw from participation in the Offering and may not make payroll deductions during the remainder of the Offering Period. Withdrawal of all or part of such balance will not affect the employee's right to participate in any subsequent Offering Period. An eligible employee must re-enroll in order to participate in a subsequent Offering Period after having withdrawn his or her accumulated balance pursuant to this Section 5(d).

    6.  Interest.  Interest will not be paid on any employee payroll deduction accounts, unless the Administrator determines otherwise.

    7.  Offering Periods.  Options granted pursuant to the Plan ("Offerings") are made for an offering period which begins on the first day on which the National Association of Securities Dealers Automated Quotation ("Nasdaq") system is open for trading ("Trading Day") on or after January 1 of each year or such other date specified by the Administrator and terminates on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an "Offering Period"). The duration of an Offering Period shall be determined by the Administrator, in its discretion, prior to the deadline for submission of employee election forms for such Offering Period; provided, however, that no Offering Period shall have a duration in excess of 27 months. Unless the Administrator determines otherwise, subsequent Offering Periods of equal duration shall follow consecutively thereafter, each commencing on the first Trading Day occurring immediately after the expiration of the preceding Offering Period.

    An eligible employee must be employed by the Company or a Designated Subsidiary on the first Trading Day of an Offering Period in order to participate in that Offering Period. However, in the case of an individual who becomes an eligible employee after the first Trading Day of an Offering Period, the Administrator may designate a subsequent Trading Day within the Offering Period upon which the employee shall be eligible to commence participation for that Offering Period and such Trading Day shall constitute the first Trading Day of the Offering Period for all purposes under the Plan with respect to such employee. In addition, the Administrator may designate any Trading Day on or after the last Trading Day of such Offering Period that shall constitute the last day of the Offering Period (i.e., a "Special Offering Period") for such employee and such Trading Day shall constitute the last Trading Day of the Offering Period for all purposes under the Plan with respect to such employee for this initial Special Offering Period only.

    8.  Rights to Purchase Common Stock; Purchase Price.

    Options to purchase shares of Common Stock will be granted (each, an "Option") to participating employees as of the first Trading Day of each Offering Period. Each Option shall represent a right to purchase on the last Trading Day of such Offering Period, at the Purchase Price hereinafter provided for, whole shares of Common Stock reserved for purposes of this Plan up to such number of shares as is determined by dividing $12,500 by the Fair Market Value of the Common Stock on the first Trading Day of the Offering Period. Participants granted Options under the Plan shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the "Purchase Price") during an Offering Period shall be determined by the Administrator, in its discretion, prior to the deadline for submission of employee election forms for such Offering Period; provided, however, that the Purchase Price for an Offering Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on the (i) first Trading Day of the Offering Period or (ii) last Trading Day of such Offering Period, and shall never be less than the par value of the Common Stock.

    For purposes of the Plan, "Fair Market Value" on a Trading Day means the closing sale price per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such closing sale price for the preceding Trading Day upon which transactions occurred.

    No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of section 424(d) of the Code will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

    No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by section 423 of the Code.

    9.  Timing of Purchase.  Unless a participating employee has withdrawn all funds from his or her account by the close of business on the day preceding the last Trading Day of the Offering Period or such earlier date designated by the Administrator, or the employee's participation in the Plan has otherwise been terminated, such employee will be deemed to have exercised automatically his or her Option to purchase Common Stock on the last Trading Day of the Offering Period for that number of whole shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to applicable adjustments as provided herein. Any balance remaining in an employee's payroll deduction account after such purchase of Common Stock will be refunded automatically to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering Period, unless the employee elects not to participate in the following Offering Period under the Plan, in which case the balance in the employee's account will be refunded.

    10.  Issuance of Certificates.  As soon as practicable following the end of each Offering Period, certificates representing shares of Common Stock purchased under the Plan for such Offering Period shall be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated the Administrator or the employee.

    11.  Rights on Retirement, Death or Termination of Employment.  In the event of a participating employee's termination of employment prior to the last Trading Day of an Offering Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last Trading Day of an Offering Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

    12.  Termination of Participation.  A participating employee will be refunded all monies in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan except as otherwise provided in Section 17(c) hereof, or (b) the employee ceases to be eligible to participate in the Plan. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

    13.  Optionees Not Stockholders.  Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to the employee.

    14.  Options Not Transferable.  Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

    15.  Withholding of Taxes.  To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee's account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within one year after the shares were transferred to the participating employee or within two years after the beginning of the Offering Period in which the shares were purchased, whichever is later, must within 30 days of such sale or transfer notify the Company in writing of the sale or transfer.

    16.  Application of Funds.  All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees' accounts will not be segregated.

    17.  Effect of Changes in Capitalization.

    (a)  Changes in Stock.  If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

    (b)  Reorganization in Which the Company Is the Surviving Corporation.  Subject to Subsection (c) of this Section 17, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

    (c)  Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock.  Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last Trading Day prior to such termination and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee's account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his or her Options in accordance with Section 9 on such last Trading Day; provided, however, that if a participating employee does not exercise his or her right of choice, his or her Options shall be deemed to have been automatically exercised in accordance with Section 9 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

    (d)  Adjustments.  Adjustments under this Section 17 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

    (e)  No Limitations on Company.  The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

    18.  Amendment of the Plan.  The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by section 423 of the Code, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with section 423 of the Code unless expressly so provided by the Board.

    19.  Insufficient Shares.  In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee's account after purchase of the employee's pro-rata number of shares will be refunded.

    20.  Termination of the Plan.  This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 17(c) hereof, upon termination of this Plan all amounts in the payroll deduction accounts of participating employees will be promptly refunded.

    21.  Governmental Regulations.

    (a) The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

    (b) The Plan will be governed by the laws of the State of Maryland except to the extent that such law is preempted by federal law.

    (c) The Plan is intended to comply with the provisions of Rule 16b-3(b)(5) promulgated under the Exchange Act as a "Stock Purchase Plan". Any provision inconsistent with such Rule will to that extent be inoperative and will not affect the validity of the Plan.

    22.  Effective Date.  The Plan is effective as of June 1, 1999. The amendment to the Plan increasing the number of shares issuable thereunder from 200,000 to 400,000 shares is effective May 23, 2000, subject to approval of such amendment by the shareholders of the Company within 12 months of such date.

CALIBER LEARNING NETWORK, INC.

Dear Stockholder:

    Please take note of the important information with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed prepaid envelope.

    Your vote must be received prior to the Annual Meeting of Stockholders, June 14, 2000.

    Thank you in advance for your prompt consideration of these matters.

Sincerely
Douglas L. Becker
Secretary

X FOLD AND DETACH HERE AND READ REVERSE SIDE X

PROXY

CALIBER LEARNING NETWORK, INC.

509 S. Exeter Street, Suite 400, Baltimore, Maryland 21202

The undersigned hereby constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker, and each of them, as Proxies for the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Caliber Learning Network, Inc. (the "Company") held by the undersigned as of the close of business on May 5, 2000 at the Annual Meeting of Stockholders to be held at the Hyatt Regency Baltimore, 100 Light Street, Baltimore, Maryland 21202, on Wednesday, June 14, 2000 at 2:00 p.m., local time, and at any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

X FOLD AND DETACH HERE AND READ REVERSE SIDE X

/x/ Please mark votes as in this example.			FOR	AGAINST	ABSTAIN
1. Proposal to elect the following persons as directors for the class indicated, and until their successors are duly elected and qualified:		2. Proposal to approve and ratify the Amendment and Restatement of the Caliber Learning Network, Inc. 1998 Stock Incentive Plan.	/ /	/ /	/ /
Class I–1 year Term Nominee: Edward E. Mullen		3. Proposal to approve and ratify the Amendment of the Caliber Learning Network, Inc. 1998 Employee Stock Purchase Plan.	/ /	/ /	/ /
Class II–3 year Term Nominees: R. Christopher Hoehn-Saric John P. Hill Robert L. Burr		4. Proposal to ratify the selection of Earnst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.	/ /	/ /	/ /
Class III–2 year Term Nominee: Chris Nguyen		The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1999 Annual Report, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.
FOR ALL / / NOMINEES	/ / WITHHELD FROM ALL NOMINEES	Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature must be that of an authorized officer who should state his or her title.
/ / For all nominees except as noted above
Signature Date		Signature Date

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INTRODUCTION
COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN* AMONG CALIBER LEARNING NETWORK, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP
The Board of Directors unanimously recommends that stockholders vote FOR the approval and ratification of the Amended and Restated Stock Incentive Plan.
The Board Of Directors Unanimously Recommends That Stockholders Vote FOR The Approval And Ratification Of The Amendment To The Employee Stock Purchase Plan.
The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP as Caliber's Independent Auditors.
STOCKHOLDER PROPOSALS
MISCELLANEOUS
CALIBER LEARNING NETWORK, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
CALIBER LEARNING NETWORK, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
Effective June 1, 1999 Amended May 23, 2000